UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

May 18, 2010
(Date of earliest event reported)

ALASKA AIR GROUP, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

1-8957	91-1292054
(Commission File Number)	(IRS Employer Identification No.)

19300 International Boulevard, Seattle, Washington	98188
(Address of Principal Executive Offices)	(Zip Code)

(206) 392-5040
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.07.  Submission of Matters to a Vote of Security Holders
The Company’s Annual Meeting of Stockholders was held on May 18, 2010.  At the Annual Meeting, all nine directors were elected for one-year terms expiring on the date of the Annual Meeting in 2011.  The results of the voting in the election of directors were as follows:

Proposal 1.  Election of nominees for the Board of Directors:

Board Nominees	For	Against	Abstain	Broker Non Votes
William S. Ayer	28,998,712	558,504	21,272	2,249,764
Patricia M. Bedient	29,178,462	371,827	28,199	2,249,764
Phyllis J. Campbell	29,082,268	468,455	27,765	2,249,764
Mark R. Hamilton	29,179,112	376,627	22,749	2,249,764
Jessie J. Knight, Jr.	28,888,980	659,599	29,909	2,249,764
R. Marc Langland	29,088,432	465,368	24,688	2,249,764
Dennis F. Madsen	29,076,662	472,792	29,034	2,249,764
Byron I. Mallott	29,087,635	467,117	23,736	2,249,764
J. Kenneth Thompson	29,117,133	437,054	24,301	2,249,764

The results of voting on Proposals 2 through 5 were as follows:

Proposal 2.	A board proposal to ratify the appointment of KPMG LLP as the Company’s independent auditor:
Number of Votes
For	31,573,383
Against	214,555
Abstain	40,314
Broker Non-votes	0

Proposal 3.	A board proposal seeking advisory vote on the compensation of the Company’s Named Executive Officers.

Number of Votes
For	31,001,097
Against	742,058
Abstain	85,097
Broker Non-votes	0

Proposal 4.	A board proposal seeking approval of the Company’s 2010 Employee Stock Purchase Plan.

Number of Votes
For	29,088,589
Against	458,476
Abstain	31,423
Broker Non-votes	2,249,764

Proposal 5.	A stockholder proposal regarding Shareowner Action by Written Consent.

Number of Votes
For	18,616,541
Against	10,583,313
Abstain	378,634
Broker Non-votes	2,249,764

Signatures
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ALASKA AIR GROUP, INC.
Registrant

Date: May 21, 2010

/s/ Keith Loveless
Keith Loveless
Corporate Secretary and General Counsel